Exhibit (g)(17)

NORTHERN INSTITUTIONAL FUNDS

ADDENDUM NO. 16 TO THE CUSTODIAN AGREEMENT

This Addendum No. 16, dated as of the 18th day of February, 2011, is entered into between NORTHERN INSTITUTIONAL FUNDS (the “Trust”), a Delaware statutory trust, and THE NORTHERN TRUST COMPANY (“Northern”), an Illinois state bank.

WHEREAS, the Trust and Northern have entered into a Custodian Agreement (the “Custodian Agreement”) dated June 8, 1992, as amended by Addendum No. 1 dated January 8, 1993, Addendum No. 2 dated July 1, 1993, Addendum No. 3 dated October 8, 1996, Addendum No. 4 dated April 22, 1997, Addendum No. 5 dated December 1, 1997, Addendum No. 6 dated January 27, 1998, Addendum No. 7 dated March 31, 1998, Addendum No. 8 dated October 5, 1999, Addendum No. 9 dated March 1, 2001, Addendum No. 10 dated July 31, 2001, Addendum No. 11 dated October 30, 2001, Addendum No. 12 dated April 29, 2003, Addendum No. 13 dated July 29, 2003, Addendum No. 14 dated May 9, 2008 and Addendum No. 15 dated September 24, 2008, pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Large Cap Equity Portfolio (formerly, the Diversified Growth Portfolio), Large Cap Growth Portfolio (formerly, the Focused Growth Portfolio), U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short Bond Portfolio, Bond Portfolio, Global Tactical Asset Allocation Portfolio (formerly, the Balanced Portfolio), Intermediate Bond Portfolio, Municipal Portfolio, Core Bond Portfolio, Liquid Assets Portfolio, Prime Obligations Portfolio, Large Cap Index Portfolio and Treasury Portfolio (each a “Portfolio,” collectively, the “Portfolios”); and

WHEREAS, the Trust and Northern wish to amend the Custodian Agreement to extend its termination date to June 30, 2012, for each of the Portfolios;

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Duration and Termination. Section 11 of the Custodian Agreement is hereby amended and restated in its entirety as follows:

Duration and Termination. Insofar as the holders of Units representing the interests in the Trust’s Portfolios are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until June 30, 2012, and, insofar as the holders of Units representing the interests in each additional Portfolio are affected by this Agreement, it shall continue until June 30 of the year following the year in which the Portfolio becomes a Portfolio hereunder, and, for each such Portfolio, thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, cast in person at a meeting called for the purposes of voting on such approval, and (b) by the Trustees of the Trust or by a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) representing the interests in such Portfolio; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by a vote of a majority of the outstanding Units (as so defined) of the Trust on 60 days’ written notice to Northern, or by Northern at any time, without the payment of any penalty, on 60 days’ written notice to the Trust.

2.	Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3.	Miscellaneous. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first above written.

NORTHERN INSTITUTIONAL FUNDS

By:	/s/ Lloyd A. Wennlund
Name:	Lloyd A. Wennlund
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Eric K. Schweitzer
Name:	Eric K. Schweitzer
Title:	Senior Vice President